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                                     EXHIBIT 5.1




[LOGO]                          ATTORNEYS AT LAW              SAN FRANCISCO, CA
                                                              415 693-2000

                                Five Palo Alto Square         MENLO PARK, CA
                                3000 El Camino Real           415 843-5000
                                Palo Alto, CA
                                94306-2155                    SAN DIEGO, CA
                                MAIN 415 843-5000             619 550-6000
                                FAX  415 857-0663
                                WEB  http://www.cooley.com    BOULDER, CO
                                                              303 546-4000

                                                              DENVER, CO
                                                              303 606-4800


July 31, 1996



Arris Pharmaceutical Corporation
385 Oyster Point Boulevard
South San Francisco, CA  94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Arris Pharmaceutical Corporation (the "Company") of a Registration Statement on Form S-3 on or about July 31, 1996 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to One Hundred Sixty One Thousand Four Hundred Eighteen (161,418) shares of the Company's Common Stock, $.001 par value (the "Shares").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Restated Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM

/s/ Gregory C. Smith

Gregory C. Smith